UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2017

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10555 Richmond Avenue, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the Asset Purchase Agreement (as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

On June 6, 2017 (the “Petition Date”), Ignite Restaurant Group, Inc. (the “Company”) and certain of its wholly-owned direct and indirect domestic subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors have requested that these cases (the “Chapter 11 Cases”) be jointly administered under the caption “In re Ignite Restaurant Group, Inc., et al.,” Case No. 17-33550.

On June 5, 2017, the Company and certain of its subsidiaries (together, the “Sellers”) entered into a “stalking horse” Asset Purchase Agreement (the “Asset Purchase Agreement”) with KRG Acquisitions Co, LLC (in such capacity, the “Purchaser”) pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Company (such assets, the “Purchased Assets,” and such transaction, the “Asset Sale”). The Purchased Assets include certain of the Debtors’ assets, including, but not limited to, all rights of the Debtors under the executory contracts and unexpired leases specified in the Asset Purchase Agreement (collectively, the “Assigned Contracts”) subject to Sections 7.5(c) and 7.5(d) of the Asset Purchase Agreement, certain cash and cash equivalents, certain inventory and tangible personal property, certain permits, all intellectual property rights, and data and records. Under the Asset Purchase Agreement, Purchaser would acquire the Purchased Assets for a purchase price of $50 million (the “Purchase Price”), subject to certain post-closing adjustments, and would (i) assume all liabilities and obligations (a) arising in connection with the business and the Purchased Assets, (b) related to the Assigned Contracts, (c) related to permits included in the Purchased Assets and (d) arising under outstanding gift cards as well as (ii) assume all property taxes and transfer taxes that are attributable to the Purchased Assets and (iii) provide adequate assurance of future performance costs and expenses associated with the Assigned Contracts.

To the extent that any Assigned Contract requires the payment of Cure Costs (as defined in the Asset Purchase Agreement) in order to be assumed pursuant to section 365 of the Bankruptcy Code, whether determined prior to or after the Closing, the Debtors shall be responsible for paying Cure Costs related to Assigned Contracts that are real property leases or that are personal property leases. The Cure Costs related to all other Assigned Contracts shall be paid by the Purchaser.

The Purchase Price is payable as follows at the Closing: $50 million by wire transfer of immediately available funds to a bank account as shall be designated in writing no later than one (1) day prior to the Closing Date, which amount shall be (i) reduced by (a) the amount of the Good Faith Deposit delivered to Sellers as a credit against the Purchase Price in accordance with Section 2.8(b) of the Asset Purchase Agreement, (b) the Transfer Tax Estimate related to assets to be conveyed on the Closing Date, (c) the Property Tax Estimate for Purchased Locations to be conveyed on the Closing Date, and (d) 50% of the Gift Card Sales and (ii) increased by (x) the Prepaid Rent for Purchased Locations to be conveyed on the Closing Date, (y) the Deposits for Purchased Locations to be conveyed on the Closing Date, and (z) the Store Cash Amount.

The Asset Purchase Agreement includes a breakup fee of $1.5 million and provides Purchaser with certain designation rights through October 15, 2017. The Asset Purchase Agreement also includes a Management Agreement related to certain restaurants that are either awaiting liquor license approvals from the relevant state and/or local government regulatory authorities or have been designated as Designation Rights Assets and are awaiting further designation as Purchased Assets or Excluded Assets.

The Asset Purchase Agreement was filed with the Bankruptcy Court on June 6, 2017 and is subject to the Debtors’ solicitation of higher and better offers pursuant to bidding procedures and an auction process that will be conducted under the supervision of the Bankruptcy Court in accordance with Section 363 of the Bankruptcy Code.  Purchaser entered into the Asset Purchase Agreement as the “stalking horse” bidder for the Purchased Assets.  As the stalking horse bidder, Purchaser’s offer to purchase the Purchased Assets, as set forth in the Asset Purchase Agreement, would be the standard by which any other bids to purchase the Purchased Assets would be evaluated.  Other interested bidders who submit qualifying offers would be permitted to participate in the auction of the Purchased Assets.

The potential auction for the Purchased Assets is expected to be held in July 2017 and the final sale hearing is expected to be held in August 2017. The completion of the transaction is subject to a number of conditions, which, among others, include the entry of the Bid Procedures Order and the Approval Order by the Bankruptcy Court, the performance by each party of its obligations under the Asset Purchase Agreement and the material accuracy of each party’s representations.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 of this Current Report on Form 8-K constituted an event of default under the that certain Credit and Security Agreement, dated as of August 13, 2014, by and among the Company, the lenders party thereto, and Credit Suisse AG, as administrative agent (as amended by that Forbearance Agreement, dated as of March 31, 2017, by and among the Company, Credit Suisse AG, as Administrative Agent, and the lenders party thereto, that First Amendment to Forbearance Agreement, dated as of May 8, 2017 and that Second Amendment to Forbearance Agreement, dated as of May 22, 2017) (the “Credit Facility”). As of June 5, 2017, there was approximately $133 million in outstanding borrowings and approximately $12,050,000 in outstanding letters of credit under the Credit Facility. As a result of the filing of the Chapter 11 Cases, all commitments under the Credit Facility were terminated and the principal amount of all outstanding loans (together with accrued and unpaid interest thereon) and all other amounts outstanding under the Credit Facility became immediately due and payable. The Company believes that any efforts to enforce such payment obligations under the Credit Facility are stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Credit Facility are subject to the applicable provisions of the Bankruptcy Code.

The information set forth or incorporated in Item 1.03 is also incorporated by reference in this Item 2.04.

Item 7.01	Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at a subscription based service known as PACER at https://ecf.txsd.uscourts.gov/cgi-bin/login.pl.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01	Other Events.

On June 6, 2017, the Company issued a press release announcing the Chapter 11 Cases and its entry into the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company does not expect to be able to distribute any proceeds from the Asset Sale to equity holders. The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for shares of the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders in the reorganization. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

2.1	Asset Purchase Agreement, dated June 5, 2017, by and between Ignite Restaurant Group, Inc. and KRG Acquisitions Co, LLC

99.1	Press Release of Ignite Restaurant Group, Inc. dated June 6, 2017

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Any forward-looking statements herein are made as of the date of this filing, and the Company undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2017 and its Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2017. Among the factors that could cause future results to differ materially from those provided in this Current Report on Form 8-K are: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (ii) the ability of the Company and its subsidiaries to consummate the transactions contemplated by the Asset Purchase Agreement, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Chapter 11 Cases, (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the transactions contemplated by the Asset Purchase Agreement, (vii) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations, (viii) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties, (ix) the Company’s ability to maintain contracts, trade credit and other customer, joint venture partner and/or vendor relationships that are essential to the Company’s operations, and (x) the Company’s ability to retain key executives and employees, and (xi) the factors discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2017 and its Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2017. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNITE RESTAURANT GROUP, INC.

Date: June 8, 2017	By:	/s/ Brad A. Leist
Brad A. Leist
Senior Vice President, Chief Financial Officer and Chief Administrative Officer